                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A12B

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       TORTOISE ENERGY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 Maryland                                20-2195432
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

10801 Mastin Boulevard, Suite 222, Overland Park, Kansas            66210
(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

     Common Stock, $0.001 Par Value              New York Stock Exchange

     If this form relates to the registration of a class of securities  pursuant to  Section  12(b) of the  Exchange  Act and is  effective  pursuant  to General
Instruction A(c), check the following box. |X|

     If this form relates to the registration of a class of securities  pursuant to  Section  12(g) of the  Exchange  Act and is  effective  pursuant  to General
Instruction A(d), check the following box. |_|

Securities  Act  registration  statement file number to which this form relates:
333-123180

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The  description  of the  Registrant's  Common Stock,  $0.001 par value per share, registered hereunder is incorporated by reference from the description of the  Registrant's  Common  Stock set forth  under the  caption  "Description  of
Capital  Stock -  Common  Shares"  in the  Registration  Statement  on Form  N-2
(Registration  Nos.  333-123180 and 811-21725)  filed by the Registrant with the
Securities and Exchange Commission, as amended, including any form of Prospectus to be filed  pursuant  to Rule  424(b)  under  the  Securities  Act of 1933,  as amended.

Item 2. Exhibits.

     Not Applicable

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                                    SIGNATURE

     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, as amended, the Registrant has duly caused this Registration  Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By:  /s/ David J. Schulte
                                          --------------------------------------
                                          David J. Schulte
                                          Chief Executive Officer

Date: May 23, 2005

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